QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Auditor

Armada Hoffler Properties, Inc.
Virginia Beach, Virginia

        We hereby consent to the incorporation by reference in this Registration Statement of Armada Hoffler Properties, Inc., of our reports dated October 19, 2016, with respect to the (i) Statement of Revenues and Certain Operating Expenses of Southgate Square and the (ii) Statement of Revenues and Certain Operating Expenses of Southshore Shops for the year ended December 31, 2015 and to the reference to our firm under the heading "Experts" in this Registration Statement.

                      /s/ Cherry Bekaert LLP

Virginia Beach, Virginia
October 19, 2016

QuickLinks

  Exhibit 23.3
Consent of Independent Auditor